Press Release
Contact:
James F. Ropella
Chief Financial Officer
First Business Financial Services, Inc.
608-232-5970
jropella@firstbusiness.com

First Business Announces Quarterly Dividend Increase to $0.22
MADISON, WI – February 2, 2015 – First Business Financial Services, Inc. (“First Business”) (NASDAQ: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.22 per share, an increase of $.01 per share or 4.8%. The 2015 annualized dividend amount is $0.88 per share. This regular cash dividend is payable on February 27, 2015 to shareholders of record at the close of business on February 13, 2015.

Corey Chambas, President & Chief Executive Officer, stated, “We are pleased to announce an increase of our quarterly dividend to $0.22 reflecting our consistently strong operating performance and ongoing commitment to increasing shareholder value. We believe our earnings and capital position give us the ability to support this increased dividend level going forward even as we continue our various strategic growth initiatives.”

About First Business Financial Services, Inc.
First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2013 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.
The First Business Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=25434
### End of Release ###